Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

August 6, 2019

Maxar Technologies Reports Second Quarter 2019 Results

Westminster, CO – Maxar Technologies (NYSE:MAXR) (TSX:MAXR) (“Maxar” or the “Company”), a trusted partner and innovator in  Earth Intelligence and Space Infrastructure, today announced financial results for the quarter ended June 30, 2019. All dollar amounts in this press release are expressed in U.S. dollars.

Key points from the quarter include:

•	Consolidated revenues of $490 million
•	Net income of $2.45 per share
•	Adjusted EBITDA[1] of $129 million and Adjusted EBITDA[1] margin of 26 percent

1This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release

“We made solid progress this quarter on our near-term priorities to position Maxar for sustained top and bottom-line growth.  We continued to track options to reduce debt and leverage levels, re-engineer the Space Solutions business, position our Imagery, Services, and MDA businesses for long-term growth, and create a leaner, more agile organization with a reduced cost structure,” stated Dan Jablonsky, President and Chief Executive Officer.

Jablonsky continued, “This quarter, we garnered some important wins, including NASA’s Power Propulsion Element for the Artemis program, we signed a study contract with National Reconnaissance Office to assess Maxar’s current and future capabilities and added an additional country to the installed base for the Company’s Rapid Access Program. Our Services business generated a greater than one book-to-bill again this quarter, and MDA started work on the Canadian Surface Combatant program and signed an award with the Canadian government for flight-ready repeaters that will be launched on the US Air Force’s GPS III satellites.  Finally, we continued to advance our organizational re-engineering to strengthen our financial position and drive long-term value for our shareholders and customers.”

“Second quarter results were largely consistent with expectations,” stated Biggs Porter, Chief Financial Officer. “Cash flows and earnings benefited from the recovery of insurance proceeds related to the loss of the World-View 4 while Adjusted EBITDA experienced quarter over quarter growth given recent restructuring efforts and improved profitability.”

Total revenues decreased to $490 million from $579 million, or by $89 million, for the three months ended June 30, 2019, compared to the same period of 2018. The decrease in revenues was primarily driven by a $73 million decrease in the Space Systems segment and an $11 million decrease in the Imagery segment. These decreases were partially offset by an $8 million increase in revenues in the Services segment.

For the three months ended June 30, 2019, net income of $146 million compared to net loss of $40 million in the comparative period of 2018. The increase is primarily driven by the receipt of satellite insurance proceeds in the second quarter of 2019.

For the second quarter of 2019, Adjusted EBITDA was $129 million and Adjusted EBITDA as a percentage of consolidated revenues (“Adjusted EBITDA margin percentage”) was 26.3%. This is compared to Adjusted EBITDA of $133 million and Adjusted EBITDA margin percentage of 22.9% for the second quarter of 2018. The decline was driven largely by lower Adjusted EBITDA from the Imagery segment and higher corporate and other unallocated expenses, partially offset by an increase in the Space Systems segment.

The Company had total order backlog of $2.2 billion as of June 30, 2019 compared to $2.4 billion as at December 31, 2018.  Backlog decreased primarily due to declines in backlog in our Imagery segment partially offset by an increase in our Space Systems segment and Services segment backlog as a result of new awards during the quarter. Imagery backlog declined primarily due to the recognition of EnhancedView revenue during the quarter and the loss of our WorldView-4 satellite. As of June 30, 2019 and December 31, 2018 unfunded contract options totaled $1.2 billion, respectively.

Financial Highlights

In addition to results reported in accordance with U.S. GAAP, the Company uses certain non-GAAP financial measures as supplemental indicators of its financial and operating performance. These non-GAAP financial measures include EBITDA and Adjusted EBITDA. The Company believes these supplementary financial measures reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
($ millions, except per share amounts)
Revenues	$490	$579	$994	$1,136
Net income (loss)	146	(40)	87	(25)
Adjusted EBITDA[1]	129	133	246	284

Net income (loss) per share, diluted	$2.45	$(0.70)	$1.46	$(0.44)

Weighted average number of common shares outstanding (millions):
Basic	59.6	57.2	59.6	56.8
Diluted	59.6	57.2	59.6	56.8

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Revenues by segment are as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
($ millions)
Revenues
Space Systems	$257	$330	$531	$623
Imagery	201	212	401	423
Services	74	66	142	136
Intersegment eliminations	(42)	(29)	(80)	(46)
Total Revenues	$490	$579	$994	$1,136

The Company analyzes financial performance by segment, which combine related activities within the Company.

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Adjusted EBITDA:
Space Systems	$28	$13	$38	$41
Imagery	123	133	244	267
Services	6	6	13	10
Intersegment eliminations	(10)	(7)	(13)	(9)
Corporate and other expenses	(18)	(12)	(36)	(25)
Adjusted EBITDA[1]	$129	$133	$246	$284

1	This is a non-GAAP financial measure. Refer to section “Non-GAAP Financial Measures” in this earnings release.

Space Systems

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
($ millions)
Revenues	$257	$330	$531	$623
Adjusted EBITDA	$28	$13	$38	$41
Adjusted EBITDA margin percentage	10.9%	3.9%	7.2%	6.6%

Revenues from the Space Systems segment decreased to $257 million from $330 million, or by $73 million, for the three months ended June 30, 2019, compared to the same period of 2018. Revenues from Space Solutions decreased primarily as a result of the impact of reduced volume in our geostationary satellite manufacturing business (“GeoComm”) business and an increase in estimated costs to complete. An increase in estimated costs to complete directly impacts revenues, as revenues are recognized over time under the cost-to-cost method. Revenues from MDA also decreased which was primarily related to lower revenues on the RCM program in Canada which launched in June 2019.

Adjusted EBITDA increased to $28 million from $13 million, or by $15 million, for the three months ended June 30, 2019, compared to the same period of 2018. The increase in the Space Systems segment is primarily related to reduced research and development spend of $18 million, headcount reductions from restructuring initiatives resulting in $5 million of cost reductions, a recovery of a previously reserved amount of $7 million, and no liquidating damages incurred to date during 2019 compared to $5 million of liquidated damages at Space Solutions that occurred in 2018. These increases were partially offset by decreases from the effects of lower revenues within the Space Systems segment.

Imagery

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
($ millions)
Revenues	$201	$212	$401	$423
Adjusted EBITDA	$123	$133	$244	$267
Adjusted EBITDA Margin	61.2%	62.7%	60.8%	63.1%

Imagery segment revenues decreased to $201 million from $212 million, or by $11 million, for the three months ended June 30, 2019, compared to the same period of 2018. The decrease was primarily driven by a $14 million decrease due to the loss of WorldView-4 revenue and a $4 million decrease due to a delay in the signing of a contract with an existing international customer. These decreases were partially offset by $8 million in revenue growth from the U.S. government.

Adjusted EBITDA decreased to $123 million from $133 million, or by $10 million, for the three months ended June 30, 2019, compared to the same period of 2018. The decrease was primarily driven by the impact of the loss of revenue generated from the WorldView-4 satellite and the impact due to the delayed contract signing of an existing international customer, both of which had higher margins.

Services

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
($ millions)
Revenues	$74	$66	$142	$136
Adjusted EBITDA	$6	$6	$13	$10
Adjusted EBITDA Margin	8.1%	9.1%	9.2%	7.4%

Services segment revenues increased to $74 million from $66 million, or by $8 million, for the three months ended June 30, 2019, compared to the same period of 2018. The increase was primarily driven by growth from new contract awards and expansion of programs with the U.S. government.

Adjusted EBITDA was $6 million for both the three months ended June 30, 2019 and 2018. The impact of the increase in revenues on Adjusted EBITDA which was partially offset by a change in an expense related to a lease.

Corporate and other expenses

Corporate and other expenses include items such as corporate office costs, regulatory costs, executive and director compensation, foreign exchange gains and losses, retention costs, and fees for legal and consulting services.

Corporate and other expenses for the three months ended June 30, 2019, were $18 million compared to $12 million for the same period of 2018. The increase of $6 million or 50% is primarily attributable to a $6 million increase in retention costs, a $2 million increase in selling, general and administrative expenses which were partially offset by $6 million in higher foreign exchange gains.

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions of United States dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Product	$190	$257	$384	$485
Service	300	322	610	651
Total revenues	$490	$579	$994	$1,136
Costs and expenses:
Product costs, excluding depreciation and amortization	$165	$254	$362	$441
Service costs, excluding depreciation and amortization	121	77	231	196
Selling, general and administrative	80	133	183	236
Depreciation and amortization	99	113	197	224
Impairment losses	12	—	12	—
Satellite insurance recovery	(183)	—	(183)	—
Operating income	196	2	192	39
Interest expense, net	49	50	98	103
Other (income) expense, net	(3)	4	3	5
Income (loss) before taxes	150	(52)	91	(69)
Income tax expense (benefit)	2	(9)	1	(41)
Equity in loss (income) from joint ventures, net of tax	2	(3)	3	(3)
Net income (loss)	$146	$(40)	$87	$(25)

Income (loss) per common share:
Basic	$2.45	$(0.70)	$1.46	$(0.44)
Diluted	$2.45	$(0.70)	$1.46	$(0.44)

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions of United States dollars, except per share amounts)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$63	$35
Trade and other receivables, net	490	464
Inventory	24	31
Advances to suppliers	10	42
Income taxes receivable	24	14
Prepaid and other current assets	54	51
Total current assets	665	637
Non-current assets:
Orbital receivables	405	407
Deferred tax assets	112	103
Property, plant and equipment, net	785	747
Intangible assets, net	1,120	1,232
Non-current operating lease assets	124	—
Goodwill	1,763	1,751
Other assets	109	124
Total assets	$5,083	$5,001
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$172	$209
Accrued liabilities	58	116
Accrued compensation and benefits	82	100
Contract liabilities	267	361
Current portion of long-term debt	17	17
Current operating lease liabilities	33	—
Other current liabilities	56	46
Total current liabilities	685	849
Non-current liabilities:
Pension and other postretirement benefits	192	196
Contract liabilities	29	60
Operating lease liabilities	133	—
Long-term debt	3,127	3,030
Other non-current liabilities	186	222
Total liabilities	4,352	4,357
Stockholders’ equity:
Common stock ($0.0001 par value, 240 million common shares authorized and 59.6 million outstanding at June 30, 2019; nil par value, unlimited authorized common shares and 59.4 million outstanding at December 31, 2018)	—	1,713
Additional paid-in capital	1,776	59
Accumulated deficit	(1,125)	(1,211)
Accumulated other comprehensive income	79	82
Total Maxar stockholders' equity	730	643
Noncontrolling interest	1	1
Total stockholders' equity	731	644
Total liabilities and stockholders' equity	$5,083	$5,001

MAXAR TECHNOLOGIES INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions of United States dollars)

	Six Months Ended
	June 30,
	2019	2018
Cash flows provided by (used in):
Operating activities:
Net income (loss)	$87	$(25)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property, plant and equipment	60	78
Amortization of intangible assets	137	146
Stock-based compensation expense	4	9
Amortization of debt issuance costs and other noncash interest expense	4	5
Impairment losses	15	—
Foreign exchange losses	3	8
Deferred income tax expense (benefit)	6	(26)
Other	(3)	6
Changes in operating assets and liabilities:
Trade and other receivables	(12)	(64)
Accrued compensation and benefits	(22)	(15)
Trade and other payables	(35)	(31)
Accrued liabilities	(60)	24
Contract liabilities	(126)	(113)
Advances to suppliers	32	20
Deferred tax assets	(9)	(14)
Deferred tax liabilities	(5)	27
Other liabilities	(7)	(17)
Other	(10)	(19)
Cash provided by (used in) operating activities	59	(1)

Investing activities:
Purchase of property, plant and equipment	(99)	(83)
Purchase or development of software	(28)	(37)
Cash collected on note receivable	—	5
Disposal of subsidiary and short-term investments	3	5
Cash used in investing activities	(124)	(110)

Financing activities:
Net proceeds from revolving credit facility	112	141
Repayments of long-term debt	(13)	(13)
Settlement of securitization liability	(8)	(6)
Payment of dividends	(1)	(32)
Change in overdraft balance	—	1
Cash provided by financing activities	90	91
Increase (decrease) in cash, cash equivalents, and restricted cash	25	(20)
Effect of foreign exchange on cash, cash equivalents, and restricted cash	1	—
Cash, cash equivalents, and restricted cash, beginning of year	43	42
Cash, cash equivalents, and restricted cash, end of period	$69	$22

Reconciliation of cash flow information:
Cash and cash equivalents	$63	$12
Restricted cash included in prepaid and other current assets	5	9
Restricted cash included in other assets	1	1
Total cash, cash equivalents, and restricted cash	$69	$22

NON-GAAP FINANCIAL MEASURES

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of our financial and operating performance. These non-GAAP financial measures include EBITDA, Adjusted EBITDA and Adjusted EBITDA margin.

We define EBITDA as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for certain items affecting comparability as specified in the calculation. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenues. Management believes that exclusion of items in Adjusted EBITDA assists in providing a more complete understanding of our underlying results and trends, and management uses these measures along with the corresponding U.S. GAAP financial measures to manage our business, evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a measure being used as a key element of our incentive compensation plan. The Syndicated Credit Facility also uses Adjusted EBITDA in the determination of our debt leverage covenant ratio. The definition of Adjusted EBITDA in the Syndicated Credit Facility includes a more comprehensive set of adjustments.

We believe that these non-GAAP measures, when read in conjunction with our U.S. GAAP results, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business, and the comparison of our operating results against analyst financial models and operating results of other public companies.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income (loss) as indications of financial performance or as alternate to cash flows from operations as measures of liquidity. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under U.S. GAAP. The table below reconciles our net (loss) income before taxes to Adjusted EBITDA for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
($ millions)
Net income (loss)	$146	$(40)	$87	$(25)
Income tax expense (benefit)	2	(9)	1	(41)
Interest expense, net	49	50	98	103
Depreciation and amortization	99	113	197	224
EBITDA	$296	$114	$383	$261
Acquisition and integration related expense	2	6	6	10
Restructuring	2	13	22	13
Impairment losses	12	—	15	—
Satellite insurance recovery	(183)	—	(183)	—
CEO severance	—	—	3	—
Adjusted EBITDA	$129	$133	$246	$284

Adjusted EBITDA:
Space Systems	28	13	38	41
Imagery	123	133	244	267
Services	6	6	13	10
Intersegment eliminations	(10)	(7)	(13)	(9)
Corporate and other expenses	(18)	(12)	(36)	(25)
Adjusted EBITDA	$129	$133	$246	$284

Cautionary Note Regarding Forward-Looking Statements

Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

*****

Unless stated otherwise or the context otherwise requires, references to the terms “Company,” “Maxar,” “we,” “us,” and “our” to refer collectively to Maxar Technologies Inc. and its consolidated subsidiaries. Financial information and results of operations presented in this Annual Report on Form 10-K for the periods prior to January 1, 2019 relate to Maxar Technologies Inc., our predecessor issuer, and relate to Maxar Technologies Inc. after January 1, 2019.

Investor/Analyst Conference Call

Maxar President and Chief Executive Officer, Dan Jablonsky, and Executive Vice President and Chief Financial Officer, Biggs Porter, will host an earnings conference call the same day, reviewing the second quarter results, followed by a question and answer session. The call is scheduled to begin promptly at 3:30 p.m. MT (5:30 p.m. ET).To participate, dial:

Participant Toll Free Dial-In:  1-866-211-3067

Participant International Dial-In:  1-647-689-6610

The Conference Call will also be Webcast live and then archived at:

https://event.on24.com/wcc/r/2017728/29A5EA46A7C5760A237D89ED9F769A18

Telephone replay will be available from Tuesday August 6, 2019 at 6:30 p.m. MT (8:30 p.m. ET) to Tuesday August  20, 2019 at 9:59 p.m. MT (11:59 p.m. ET) at the following numbers:

Toll free North America: 1-800-585-8367

International Dial-In:  1-416-621-4642

Passcode: 4096205#

About Maxar

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 5,900 team members in 30 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

CONTACT:

Jason Gursky | VP Investor Relations | 1-303-684-2207 | jason.gursky@maxar.com

Turner Brinton | Media Relations | 1-303-684-4545 | turner.brinton@maxar.com